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Exhibit (a)(4)

eTenet Election Tool

Step 1:

eTenet Election Tool

  Please read this Letter of Transmittal carefully.    To properly elect to exchange your eligible options, you must submit this Letter of Transmittal to us before 4:00 p.m., Eastern Time on the expiration date of the Offer to Exchange, which is currently June 30, 2005.

  If you wish to consider Tenet's offer to exchange some or all of your eligible options for restricted stock units, you should read the terms and conditions of this Letter of Transmittal and click on the "CONTINUE" button at the bottom of this page. After clicking "CONTINUE" you will see a table showing your eligible options. You will use this table to submit your elections. If after reading this Letter of Transmittal you decide not to participate in the offer, click the "I DECLINE" button at the bottom of this page.

  You may withdraw or change your elections at any time prior to the expiration of the offer. To withdraw or change your elections, simply access this webpage again, use the table to withdraw or change your elections and agree again to the Letter of Transmittal. PLEASE NOTE: The last election you make prior to the expiration of the offer will be binding and you will not be permitted to withdraw or change your elections after that time.

  You can confirm that your elections have been received by calling 469-893-2312.

  If you think the number of your eligible options set forth below is incorrect, or if you have any questions about the offer, please call 469-893-2312 or send an e-mail to Executive.Compensation@tenethealth.com.

To:
Tenet Healthcare Corporation

        I have received the Offer to Exchange, dated May 27, 2005, the form of Certificate Evidencing Restricted Stock Unit Grant (the "Certificate") and the Third Amended and Restated 2001 Stock Incentive Plan (the "Stock Incentive Plan").

        I understand that if I elect to participate in the offer I will elect to exchange some or all of my outstanding grants of options that have an exercise price of $15.22 or higher ("eligible options"), for a lesser number of restricted stock units of Tenet as follows:

Option Exercise Price Range	Exchange Ratio (Options for Restricted Stock Units)
Over $40.00	8-for-1
$22.00 to $39.99	6-for-1
$15.22 to $21.99	2.75-for-1

        After reading this Letter of Transmittal and clicking "CONTINUE" below, I will review the table on the next webpage which will enable me to view the number of eligible options I currently hold to purchase shares of Tenet common stock. In each row on that table, I will check "Yes" for those options I want to exchange and I will check "No" for those options I do not want to exchange. I will then submit an electronic signature by typing my name in the space provided beneath the table. By submitting my signature, I hereby agree to the terms and conditions of this Letter of Transmittal. By agreeing to this Letter of Transmittal, I hereby elect to exchange all of the eligible options I have indicated in the table. Based on the number of my eligible options, I acknowledge that I will receive such number of restricted stock units of Tenet with respect to any stock grant upon the terms and subject to the conditions in the Offer to Exchange and this Letter of Transmittal (which together constitute the "offer") as are indicated on the table on the following webpage.

        In the event that before the expiration of the offer I wish to exercise some or all of my eligible options which I am hereby electing to exchange, I acknowledge that I cannot do so unless I first properly withdraw this election to exchange in accordance with procedures set forth in Section 4 of the Offer to Exchange and the following paragraph.

        In the event that before the expiration of the offer I wish to change my election or withdraw any or all eligible options I have previously elected to exchange, I understand that I may do so by accessing this webpage again, changing my previous elections on the table and agreeing again to terms and conditions of this Letter of Transmittal by submitting another electronic signature. By withdrawing any election, I understand that I will not receive any restricted stock units for, and will continue to hold, the options withdrawn from the election, which will continue to be governed by the terms and conditions of the Stock Incentive Plan, and by terms and conditions of the existing award agreement(s). I also understand if I change any previous election, the final election I make prior to the expiration of the offer will be binding on me and I will not be permitted to either withdraw or change any elections after the expiration of the offer.

        I acknowledge that upon the occurrence of any of the conditions set forth in Section 6 of the Offer to Exchange, Tenet may terminate or amend the offer and postpone its acceptance and cancellation of any eligible options I elect for exchange.

        I acknowledge that the restricted stock units will be subject to the terms and conditions set forth in the Stock Incentive Plan and the Certificate. I have reviewed a form of the Certificate that was delivered to me with the Offer to Exchange which will constitute an agreement between Tenet and me. I understand that Tenet will send me a final Certificate (in the form enclosed with the Offer to Exchange but with all the blanks filled in) as promptly as practicable after the grant date.

        I hereby represent and warrant that I have full power and authority to elect to exchange the options exchanged hereby and that, when and to the extent such options are accepted for exchange by Tenet, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by Tenet to be necessary or desirable to complete the exchange of the options I am electing to exchange hereby.

        All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns.

        By execution hereof, I acknowledge that the election to exchange my eligible options pursuant to the procedure(s) described in Section 3 of the Offer to Exchange and in the instructions to this Letter of Transmittal set forth below will constitute my acceptance of the terms and conditions of the offer. Tenet's acceptance for exchange of options offered to be exchanged pursuant to the offer will constitute a binding agreement between Tenet and me, upon the terms and subject to the conditions of the Offer to Exchange.

        I acknowledge that I expect no financial compensation from the exchange and cancellation of my options. I also acknowledge that in order to participate in the offer I must be an eligible employee of Tenet or one of its business units from the date when I elect to exchange my eligible options through the date when the restricted stock units are granted and otherwise be eligible to participate under the Stock Incentive Plan. I further acknowledge that if I do not remain such an eligible employee, I will not receive any restricted stock units or any other consideration for the options that I elect to exchange and that are accepted for exchange pursuant to the offer.

        I hereby give up all ownership interest in the options that I elect to exchange and I understand that they will become null and void on the date Tenet accepts my options for exchange. I acknowledge that this election is entirely voluntary. I also acknowledge that this election will be irrevocable on the date Tenet accepts my options for exchange.

        Subject to, and effective upon, Tenet's acceptance for exchange of the options elected to be exchanged herewith in accordance with the terms and subject to the conditions of the Offer to Exchange (including, if the offer is extended, delayed, terminated or amended, the terms and conditions of any such extension, delay, termination or amendment), I hereby sell, assign and transfer to, or upon the order of, Tenet all right, title and interest in and to all of the options that I am electing to exchange hereby. I acknowledge that Tenet has advised me to consult with my own advisors as to the consequences of participating or not participating in the offer to exchange.

INSTRUCTIONS FORMING PART OF THE TERMS
AND CONDITIONS OF THE OFFER

        1.     Delivery of Letter of Transmittal.    Tenet Healthcare Corporation must receive your Letter of Transmittal on or before the expiration date, which is currently scheduled for 4:00 p.m., Eastern Time, on June 30, 2005. Any Letter of Transmittal received after that time will not be accepted.

The method of delivery of this Letter of Transmittal is at your election and risk. If you choose to submit a Letter of Transmittal your election thereon will be effective upon receipt. If you do not wish to use this intranet website for submitting your elections, you should request a paper copy of the Letter of Transmittal using the contact information in Instruction 4 and either hand deliver it or fax it to the number indicated on the Letter of Transmittal. You may then follow up with a telephone call or e-mail to confirm receipt by the deadline using the contact information on the Letter of Transmittal. If delivery is by mail, we recommend that you use registered mail with return receipt requested and properly insure your package. In all cases, you should allow sufficient time to ensure timely delivery.

Elections to exchange made pursuant to the offer may be withdrawn or changed at any time prior to the expiration date. If the offer is extended by Tenet beyond that time, you may withdraw or change your election at any time until the extended expiration of the offer. If you made your elections using Tenet's intranet website, and wish to withdraw or change your elections to exchange options, you must follow the instructions provided in the Letter of Transmittal above. If you have requested a paper copy of the Letter of Transmittal to make your elections, you may withdraw your elections by delivering to Tenet the Notice of Withdrawal that was delivered to you with the Letter of Transmittal with the required information while you still have the right to withdraw the election. Withdrawal may not be rescinded and any elections withdrawn will thereafter be deemed not a proper election for purposes of the offer. To re-elect to exchange options, you must again follow the procedures described above and in Instruction 3.

Tenet will not accept any alternative, conditional or contingent offers to exchange options. All eligible employees electing to exchange options, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their election to exchange, except as provided for in the offer to exchange.

        2.     Inadequate Space.    If you are using a paper copy of the Letter of Transmittal and the space provided in the Letter of Transmittal is inadequate, the information requested in the first table regarding which options are being elected for exchange should be provided on a separate schedule attached to the Letter.

        3.     Signatures on this Letter of Transmittal.    If you use the intranet website to make your elections, you will sign the Letter of Transmittal by submitting an electronic signature by typing your name after making your elections. By so signing, you are agreeing to the terms and conditions of the Letter of Transmittal. If the Letter of Transmittal is signed by the option holder, the signature must correspond with the name as written on the face of the award agreement(s) to which the options are subject without alteration, enlargement or any change whatsoever.

If this Letter of Transmittal is to be submitted by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, that person should request a paper copy of the Letter of Transmittal for purposes of submitting any elections. When signing the Letter of Transmittal, such person should indicate in what capacity the person is signing, and proper evidence satisfactory to us of the authority of that person so to act must be submitted with the Letter of Transmittal. Paper copies of the Letter of Transmittal may be requested using the contact information provided in Instruction 4.

        4.     Requests For Assistance or Hard Copies of the Letter of Transmittal.    If you have any questions or need assistance, or would like to request additional copies of the Offer to Exchange or paper copies of the Letter of Transmittal, please call 469-893-2312 or send an e-mail to Executive.Compensation@tenethealth.com. You may also contact Tenet by fax at 469-893-7005 or through regular mail by writing to:

Tenet Healthcare Corporation
Attn: Compensation Department
P.O. Box 809088
Dallas, TX 75380-9088

If you would like to hand deliver your correspondence you may deliver it to our principal corporate office at:

Tenet Healthcare Corporation
Attn: Compensation Department
13737 Noel Road Ste. 100
Dallas, TX 75240

All copies will be furnished promptly at Tenet's expense.

        5.     Irregularities.    All questions as to the number of shares subject to options to be accepted for exchange and the number of restricted stock units to be granted, and any questions as to form of documents and the validity (including eligibility and time of receipt), form and acceptance of any options or rights elected to be exchanged will be determined by Tenet in its sole discretion, which determinations shall be final and binding on all interested persons. Tenet reserves the right to reject any or all offers to exchange options that Tenet determines not to be in appropriate form or the acceptance of which is unlawful. Tenet also reserves the right to waive any of the conditions of the offer and any defect or irregularity in any offer to exchange options, and Tenet's interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No offer to exchange options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with offers to exchange options must be cured within such time as Tenet shall determine. Neither Tenet nor any other person is or will be obligated to give notice of any defects or irregularities in the offer to exchange options, and no person will incur any liability for failure to give any such notice.

        6.     Important Tax Information.    You should consult your own tax advisor and refer to Section 13 of the Offer to Exchange which contains important tax information.

        <CONTINUE>                                                               <I DECLINE>

Step 2

[Employee Name] [Employee Address]	[Employee SSN] [Employee Email Address]

Stock Option Exchange Program
(Election of eligible stock options for exchange)

Click here to view your Options Portfolio	Print this page

my Tenet Stock Options [LINKS]	Grant Date	Expiration Date	Exercise Price	Outstanding Options	Option:RSU Exchange Ratio	Potential RSUs if Exchanged	Exchange
Stock Option Exchange							( ) Yes ( ) No
Options Portfolio							( ) Yes ( ) No
Letter of Transmittal							( ) Yes ( ) No
Offer to Exchange							( ) Yes ( ) No
RSU Certificate
Stock Incentive Plan

*
The number of Restricted Stock Units (RSUs) will be determined by dividing the number of Outstanding Options by the factor in the Option: RSU Exchange Ratio column above. The resulting number of new RSUs will be rounded down to the next whole share for each outstanding award.

Step 3

Electronic Signature Required!

In the space below, please type your name as it appears at the top of this page. Your electronic signature is required in order to participate in this Offer to Exchange. By signing below, you are agreeing to the terms of the Letter of Transmittal.

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<Submit>	Change will not be effective unless you sign and click Submit!

Step 4

Thank you. Your elections have been recorded and confirmed. You may now exit the tool to submit your elections, or click Edit to modify your elections.

                      <Submit>                        <Edit>

Click the Edit button to modify your exchange elections. All elections will be reset.

Optional Step (Viewing Options Portfolio)

[Employee Name]	[Employee SSN]
[Employee Address]	[Employee Email Address]

my Options Portfolio

Click here to view your Stock Options Exchange Elections

my Tenet Stock Options [LINKS]	Grant Date	Expiration Date	Exercise Price	Options Granted	Unvested Options	Vested Options Exercisable
Stock Option Exchange
Options Portfolio
Letter of Transmittal
Offer to Exchange
RSU Certificate
Stock Incentive Plan

my Exercise History

Grant Date	Date of Exercise	Exercise Price	Options Exercised	Sale Price

QuickLinks

  Exhibit (a)(4)
Stock Option Exchange Program (Election of eligible stock options for exchange)
Optional Step (Viewing Options Portfolio)